Exhibit 99.1

WEBSTER REPORTS
FOURTH QUARTER 2023 EPS OF $1.05; ADJUSTED EPS OF $1.46
STAMFORD, Conn., January 23, 2024 - Webster Financial Corporation ("Webster") (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced net income available to common stockholders of $181.2 million, or $1.05 per diluted share, for the quarter ended December 31, 2023, compared to $240.6 million, or $1.38 per diluted share, for the quarter ended December 31, 2022.
Fourth quarter 2023 results include $94.7 million pre-tax ($69.3 million after tax), or $0.411 per diluted share, of charges related to a FDIC special assessment, the merger with Sterling Bancorp on January 31, 2022 ("the merger"), and securities repositioning. Excluding these charges, adjusted earnings per diluted share would have been $1.461 for the quarter ended December 31, 2023.
"In addition to our strong financial performance for the quarter and full-year 2023, we realized several meaningful strategic accomplishments," said John R. Ciulla, president and chief executive officer. "Our strong financial position and proactive actions position us well for continued success in 2024."
Highlights for the fourth quarter of 2023:
•Revenue of $634.8 million.
•Period end loan and lease balance of $50.7 billion, up $0.6 billion or 1.3 percent from prior quarter; 80.7 percent commercial loans and leases, 19.3 percent consumer loans, and a loan to deposit ratio of 83.5 percent.
•Period end deposit balance of $60.8 billion, up $0.5 billion or 0.7 percent from prior quarter.
•Provision for credit losses totaled $36.0 million.
•Return on average assets of 1.01 percent; adjusted 1.39 percent1.
•Return on average tangible common equity of 14.49 percent1; adjusted 19.83 percent1.
•Net interest margin of 3.42 percent, down 7 basis points from prior quarter.
•Common equity tier 1 ratio of 11.12 percent.
•Efficiency ratio of 43.04 percent1.
•Tangible common equity ratio of 7.73 percent1.
"We continue to invest in our businesses, including the recently announced acquisition of Ametros Financial, which will provide further diversification of funding sources," said Glenn MacInnes, executive vice president and chief financial officer. "At the same time, we are consistently improving our existing operations to maximize financial performance.”
1 See "Reconciliations to GAAP Financial Measures" section beginning on page 19.

Line of Business performance compared to the fourth quarter of 2022
Commercial Banking
Webster’s Commercial Banking segment serves businesses that have more than $2 million of revenue through its business banking, middle market, asset-based lending, equipment finance, commercial real estate, sponsor finance, private banking, and treasury services business units. At December 31, 2023, Commercial Banking had $40.9 billion in loans and leases and $18.2 billion in deposits, as well as a combined $2.9 billion in assets under administration and management.
Commercial Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2023	2022	(Unfavorable)
Net interest income	$377,725	$392,340	(3.7)%
Non-interest income	34,403	42,767	(19.6)
Operating revenue	412,128	435,107	(5.3)
Non-interest expense	109,893	103,725	(5.9)
Pre-tax, pre-provision net revenue	$302,235	$331,382	(8.8)

			Percent
	At December 31,		Increase/
(In millions)	2023	2022	(Decrease)
Loans and leases	$40,934	$40,115	2.0%
Deposits	18,246	19,563	(6.7)
AUA / AUM (off balance sheet)	2,911	2,259	28.9
Pre-tax, pre-provision net revenue decreased $29.1 million, to $302.2 million, in the quarter as compared to prior year. Net interest income decreased $14.6 million, to $377.7 million, primarily driven by lower deposit balances coupled with higher rates paid on deposits, partially offset by loan growth. Non-interest income decreased $8.4 million, to $34.4 million, driven by decreases in loan servicing income, syndication fees, direct investments income, and cash management fees. Non-interest expense increased $6.2 million, to $109.9 million, primarily resulting from continued investments in technology and talent to support balance sheet growth.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants, and financial advisors. At December 31, 2023, HSA Bank had $12.9 billion in total footings comprising $8.3 billion in deposits and $4.6 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2023	2022	(Unfavorable)
Net interest income	$78,036	$65,447	19.2%
Non-interest income	20,224	25,234	(19.9)
Operating revenue	98,260	90,681	8.4
Non-interest expense	41,947	40,655	(3.2)
Pre-tax, net revenue	$56,313	$50,026	12.6

			Percent
	At December 31,		Increase/
(Dollars in millions)	2023	2022	(Decrease)
Number of accounts (thousands)	3,184	3,042	4.7%

Deposits	$8,288	$7,945	4.3
Linked investment accounts (off balance sheet)	4,642	3,394	36.8
Total footings	$12,930	$11,339	14.0
Pre-tax net revenue increased $6.3 million, to $56.3 million, in the quarter as compared to prior year. Net interest income increased $12.6 million, to $78.0 million, primarily due to an increase in net deposit spread and growth in deposits. Non-interest income decreased $5.0 million, to $20.2 million, primarily due to lower customer fees. Non-interest expense increased $1.3 million, to $41.9 million, primarily due to higher compensation and benefits expense and service contract expense related to account growth, and the continued investment in our user experience build out.

Consumer Banking
Webster's Consumer Banking segment serves consumer and business banking customers primarily throughout southern New England and the New York Metro and Suburban markets. Consumer Banking is comprised of the Consumer Lending and Small Business Banking business units, as well as a distribution network consisting of 198 banking centers and 349 ATMs, a customer care center, and a full range of web and mobile-based banking services. Additionally, Webster Investments provides investment services to consumers and small business owners within Webster's targeted markets and retail footprint. At December 31, 2023, Consumer Banking had $9.8 billion in loans and $24.1 billion in deposits, as well as $7.9 billion in assets under administration.
Consumer Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2023	2022	(Unfavorable)
Net interest income	$188,130	$209,077	(10.0)%
Non-interest income	25,734	27,150	(5.2)
Operating revenue	213,864	236,227	(9.5)
Non-interest expense	103,819	113,669	8.7
Pre-tax, pre-provision net revenue	$110,045	$122,558	(10.2)

	At December 31,		Percent
(In millions)	2023	2022	Increase
Loans	$9,781	$9,624	1.6%
Deposits	24,060	23,610	1.9
AUA (off balance sheet)	7,876	7,872	0.1
Pre-tax, pre-provision net revenue decreased $12.5 million, to $110.0 million, in the quarter as compared to prior year. Net interest income decreased $20.9 million, to $188.1 million, primarily driven by higher rates paid on deposits, partially offset by loan and deposit growth. Non-interest income decreased $1.4 million, to $25.7 million, driven by lower deposit fee income, partially offset by gains on loan sales and higher investment services and other miscellaneous income. Non-interest expense decreased $9.9 million, to $103.8 million, primarily driven by lower technology and shared services expenses, coupled with the impact of outsourcing the consumer investment services platform.

Consolidated financial performance:
Quarterly net interest income compared to the fourth quarter of 2022:
•Net interest income was $571.0 million compared to $602.4 million.
•Net interest margin was 3.42 percent compared to 3.74 percent. The yield on interest-earning assets increased by 94 basis points, and the cost of interest-bearing liabilities increased by 136 basis points.
•Average interest-earning assets totaled $66.6 billion and increased by $2.6 billion, or 4.1 percent.
•Average loans and leases totaled $50.4 billion and increased by $1.8 billion, or 3.7 percent.
•Average deposits totaled $60.0 billion and increased by $5.9 billion, or 11.0 percent.
Quarterly provision for credit losses:
•The provision for credit losses was $36.0 million in the quarter, contributing to a $0.3 million increase in the allowance for credit losses on loans and leases from prior quarter. The provision also contributed to an increase in the reserves on unfunded loan commitments of $1.7 million. The provision for credit losses was $36.5 million in the prior quarter, and $43.0 million a year ago.
•Net charge-offs were $34.0 million, compared to $29.3 million in the prior quarter, and $20.2 million a year ago. The ratio of net charge-offs to average loans and leases was 0.27 percent, compared to 0.23 percent in the prior quarter, and 0.17 percent a year ago.
•The allowance for credit losses on loans and leases represented 1.25 percent of total loans and leases, compared to 1.27 percent at September 30, 2023, and 1.20 percent at December 31, 2022. The allowance represented 303 percent of nonperforming loans and leases at December 31, 2023, compared to 295 percent at September 30, 2023, and 292 percent at December 31, 2022.
Quarterly non-interest income compared to the fourth quarter of 2022:
•Total non-interest income was $63.8 million compared to $102.2 million, a decrease of $38.4 million. Total non-interest income includes a $16.8 million and $4.5 million loss on the sale of investment securities for the fourth quarter of 2023 and 2022, respectively. Excluding those losses, total non-interest income decreased $26.1 million. The decrease primarily reflects lower deposit fees, lower loan syndication, prepayment, and other transaction fees, and a decline in other non-interest income due to a non-cash swing in our modeled credit valuation adjustment on customer derivatives, direct investment income, and bank-owned life insurance income.

Quarterly non-interest expense compared to the fourth quarter of 2022:
•Total non-interest expense was $377.2 million compared to $348.4 million, an increase of $28.8 million. Total non-interest expense includes $47.2 million related to a FDIC special assessment and a net $30.7 million of merger related expense, compared to a net $45.9 million of merger and strategic initiatives charges a year ago. Excluding those charges, total non-interest expense decreased $3.1 million. The decrease reflects lower consulting, project, and loan related expenses, partially offset by increases in compensation and benefits and deposit insurance expense.
Quarterly income taxes compared to the fourth quarter of 2022:
•Income tax expense was $36.2 million compared to $68.4 million, and the effective tax rate was 16.3 percent compared to 21.8 percent. The lower effective tax rate in the current period reflects the recognition of a $5.5 million net discrete benefit attributable to 2022 state and local tax return true-up adjustments, along with the impact of decreased pre-tax income compared to the 2022 period.
Investment securities:
•Total investment securities, net were $16.0 billion, compared to $14.5 billion at both September 30, 2023, and December 31, 2022. The carrying value of the available-for-sale portfolio included $708.7 million of net unrealized losses, compared to $1.1 billion at September 30, 2023, and $864.5 million at December 31, 2022. The carrying value of the held-to-maturity portfolio does not reflect $810.2 million of net unrealized losses, compared to $1.2 billion at September 30, 2023, and $803.4 million at December 31, 2022.
Loans and leases:
•Total loans and leases were $50.7 billion, compared to $50.1 billion at September 30, 2023, and $49.8 billion at December 31, 2022. Compared to September 30, 2023, commercial loans and leases increased by $80.6 million, commercial real estate loans increased by $574.5 million, residential mortgages decreased by $0.5 million, and consumer loans decreased by $16.7 million.
•Compared to a year ago, commercial loans and leases decreased by $712.7 million, commercial real estate loans increased by $1.5 billion, residential mortgages increased by $264.5 million, and consumer loans decreased by $128.8 million.
•Loan originations for the portfolio were $3.2 billion, compared to $1.5 billion in the prior quarter, and $4.7 billion a year ago. In addition, $3.4 million of residential loans were originated for sale in the quarter, compared to $1.5 million in the prior quarter, and $3.5 million a year ago.

Asset quality:
•Total nonperforming loans and leases were $209.5 million, or 0.41 percent of total loans and leases, compared to $215.1 million, or 0.43 percent of total loans and leases, at September 30, 2023, and $203.8 million, or 0.41 percent of total loans and leases, at December 31, 2022.
•Past due loans and leases were $46.6 million, compared to $70.7 million at September 30, 2023, and $73.7 million at December 31, 2022.
Deposits and borrowings:
•Total deposits were $60.8 billion, compared to $60.3 billion at September 30, 2023, and $54.1 billion at December 31, 2022. Core deposits to total deposits1 were 86.1 percent at December 31, 2023, compared to 87.6 percent at September 30, 2023, and 92.3 percent at December 31, 2022. The loan to deposit ratio was 83.5 percent, compared to 83.0 percent at September 30, 2023, and 92.1 percent at December 31, 2022.
•Total borrowings were $3.9 billion, compared to $3.0 billion at September 30, 2023, and $7.7 billion at December 31, 2022.
Capital:
•The return on average common stockholders’ equity and the return on average tangible common stockholders’ equity1 were 9.03 percent and 14.49 percent, respectively, compared to 12.54 percent and 19.93 percent, respectively, in the fourth quarter of 2022.
•The tangible equity1 and tangible common equity1 ratios were 8.12 percent and 7.73 percent, respectively, compared to 7.79 percent and 7.38 percent, respectively, at December 31, 2022. The common equity tier 1 ratio was 11.12 percent, compared to 10.71 percent at December 31, 2022.
•Book value and tangible book value per common share1 were $48.87 and $32.39, respectively, compared to $44.67 and $29.07, respectively, at December 31, 2022.

1 See reconciliations to GAAP financial measures beginning on page 19.

***

Webster Financial Corporation (NYSE:WBS) is the holding company for Webster Bank, N.A. and its HSA Bank Division. Webster is a leading commercial bank in the Northeast that provides a wide range of digital and traditional financial solutions across three differentiated lines of business: Commercial Banking, Consumer Banking and its HSA Bank division, one of the country's largest providers of employee benefits solutions. Headquartered in Stamford, CT, Webster is a values-driven organization with $75 billion in assets. Its core footprint spans the northeastern U.S. from New York to Massachusetts, with certain businesses operating in extended geographies. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s fourth quarter 2023 earnings announcement will be held today, Tuesday, January 23, 2024 at 9:00 a.m. Eastern Time. To listen to the live call, please dial 888-330-2446, or 240-789-2732 for international callers. The passcode is 8607257. The webcast, along with related slides, will be available via Webster's Investor Relations website at investors.websterbank.com. A replay of the conference call will be available for one week via the website listed above, beginning at approximately 12:00 noon (Eastern) on January 23, 2024. To access the replay, dial 800-770-2030, or 647-362-9199 for international callers. The replay conference ID number is 8607257.

Media Contact
Alice Ferreira, 203-578-2610
acferreira@websterbank.com

Investor Contact
Emlen Harmon, 212-309-7646
eharmon@websterbank.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods. However, these words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; statements of plans, objectives, and expectations of Webster or its management or Board of Directors; statements of future economic performance; and statements of assumptions underlying such statements. Forward-looking statements are based on Webster's current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause Webster's actual results to differ from those discussed in any forward-looking statements include, but are not limited to: Webster's ability to successfully integrate the operations of Webster and Sterling Bancorp and realize the anticipated benefits of the merger, including validation of Webster's recently completed core conversion and any issues that may arise therefrom; Webster's ability to successfully execute its business plan and strategic initiatives, and manage any risks or uncertainties; any continuation of the recent turmoil in the banking industry, including the associated impact of any regulatory changes or other mitigation efforts taken by government agencies in response; volatility in Webster's stock price due to investor sentiment, including in light of the recent turmoil in the banking industry; local, regional, national, and international economic conditions, and the impact they may have on Webster or its customers; volatility and disruption in national and international financial markets, including as a result of geopolitical conflict; unforeseen events, such as pandemics or natural disasters, and any governmental or societal responses thereto; changes in laws and regulations, or existing laws and regulations that Webster becomes subject to, including those concerning banking, taxes, dividends, securities, insurance, and healthcare, with which Webster and its subsidiaries must comply; adverse conditions in the securities markets that could lead to impairment in the value of Webster's securities portfolio; inflation, monetary fluctuations, the possibility of a recession, and changes in interest rates, including the impact of such changes on economic conditions, customer behavior, funding costs, and Webster's loans and leases and securities portfolios; possible changes in governmental monetary and fiscal policies, including, but not limited to, the Federal Reserve policies in connection with continued inflationary pressures and the ability of the U.S. Congress to increase the U.S. statutory debt limit as needed; the impact of a potential U.S. federal government shutdown; the timely development and acceptance of new products and services, and the perceived value of those products and services by customers; changes in deposit flows, consumer spending, borrowings, and savings habits; Webster's ability to implement new technologies and maintain secure and reliable technology systems; the effects of any cyber threats, attacks or events, or fraudulent activity, including those that involve Webster's third-party vendors and service providers; performance by Webster's counterparties and third-party vendors; Webster's ability to increase market share and control expenses; changes in the competitive environment among banks, financial holding companies, and other traditional and non-traditional financial service providers; Webster's ability to maintain adequate sources of funding and liquidity; changes in the level of nonperforming assets and charge-offs; changes in estimates of future reserve requirements based upon periodic review under relevant regulatory and accounting requirements; the effect of changes in accounting policies and practices applicable to Webster, including the impacts of recently adopted accounting guidance; Webster's inability to remediate the material weaknesses in its internal control related to ineffective information technology general controls; legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; Webster's ability to appropriately address any environmental, social, governmental, and sustainability concerns that may arise from its business activities; and the other factors that are described in Webster's Annual Report on Form 10-K for the year ended December 31, 2022, and Quarterly Reports on Form 10-Q for the quarterly periods ended in 2023. Any forward-looking statement made by Webster in this release speaks only as of the date on which it is made. Factors or events that could cause Webster's actual results to differ may emerge from time to time, and it is not possible for Webster to predict all of them. Webster undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income, return on average tangible common stockholders' equity, and other performance ratios, in each case as adjusted, is included in the accompanying selected financial highlights table.

Webster believes that providing certain non-GAAP financial measures provides investors with information useful in understanding its financial performance, performance trends, and financial position. Webster utilizes these measures for internal planning and forecasting purposes. Webster, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. Webster believes that its presentation and discussion, together with the accompanying reconciliations, provides additional clarity of factors and trends affecting its business and allows investors to view performance in a manner similar to management.

These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Webster strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022

Income and performance ratios:
Net income	$185,393	$226,475	$234,968	$221,004	$244,751
Net income available to common stockholders	181,230	222,313	230,806	216,841	240,588
Earnings per diluted common share	1.05	1.28	1.32	1.24	1.38
Return on average assets (annualized)	1.01%	1.23%	1.23%	1.22%	1.40%
Return on average tangible common stockholders' equity (annualized) (1)	14.49	17.51	18.12	17.66	19.93
Return on average common stockholders’ equity (annualized)	9.03	11.00	11.38	10.94	12.54
Non-interest income as a percentage of total revenue	10.05	13.34	13.28	10.62	14.50

Asset quality:
Allowance for credit losses on loans and leases	$635,737	$635,438	$628,911	$613,914	$594,741
Nonperforming assets	218,600	218,402	222,215	186,551	206,136
Allowance for credit losses on loans and leases / total loans and leases	1.25%	1.27%	1.22%	1.21%	1.20%
Net charge-offs / average loans and leases (annualized)	0.27	0.23	0.16	0.20	0.17
Nonperforming loans and leases / total loans and leases	0.41	0.43	0.42	0.36	0.41
Nonperforming assets / total loans and leases plus other real estate owned and repossessed assets	0.43	0.44	0.43	0.37	0.41
Allowance for credit losses on loans and leases / nonperforming loans and leases	303.39	295.48	287.35	331.81	291.84

Other ratios:
Tangible equity (1)	8.12%	7.62%	7.62%	7.55%	7.79%
Tangible common equity (1)	7.73	7.22	7.23	7.15	7.38
Tier 1 risk-based capital (2)	11.63	11.64	11.16	10.93	11.23
Total risk-based capital (2)	13.72	13.79	13.25	12.99	13.25
Common equity tier 1 risk-based capital (2)	11.12	11.12	10.65	10.42	10.71
Stockholders’ equity / total assets	11.60	11.21	11.18	11.08	11.30
Net interest margin	3.42	3.49	3.35	3.66	3.74
Efficiency ratio (1)	43.04	41.75	42.20	41.64	40.27

Equity and share related:
Common equity	$8,406,017	$7,915,222	$7,995,747	$8,010,315	$7,772,207
Book value per common share	48.87	46.00	46.15	45.85	44.67
Tangible book value per common share (1)	32.39	29.48	29.69	29.47	29.07
Common stock closing price	50.76	40.31	37.75	39.42	47.34
Dividends declared per common share	0.40	0.40	0.40	0.40	0.40
Common shares issued and outstanding	172,022	172,056	173,261	174,712	174,008
Weighted-average common shares outstanding - Basic	170,415	171,210	172,739	172,766	172,522
Weighted-average common shares outstanding - Diluted	170,623	171,350	172,803	172,883	172,699

(1)See "Reconciliations to GAAP Financial Measures" section beginning on page 19.
(2)Presented as preliminary for December 31, 2023, and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	December 31, 2023	September 30, 2023	December 31, 2022
Assets:
Cash and due from banks	$429,323	$406,300	$264,118
Interest-bearing deposits	1,286,472	1,766,431	575,825
Investment securities:
Available-for-sale	8,959,729	7,653,391	7,892,697
Held-to-maturity, net	7,074,588	6,875,772	6,564,697
Total investment securities, net	16,034,317	14,529,163	14,457,394
Loans held for sale	6,541	46,267	1,991
Loans and leases:
Commercial	19,772,102	19,691,486	20,484,806
Commercial real estate	21,157,732	20,583,254	19,619,145
Residential mortgages	8,227,923	8,228,451	7,963,420
Consumer	1,568,295	1,584,955	1,697,055
Total loans and leases	50,726,052	50,088,146	49,764,426
Allowance for credit losses on loans and leases	(635,737)	(635,438)	(594,741)
Loans and leases, net	50,090,315	49,452,708	49,169,685
Federal Home Loan Bank and Federal Reserve Bank stock	326,882	306,085	445,900
Premises and equipment, net	429,561	431,698	430,184
Goodwill and other intangible assets, net	2,834,600	2,843,217	2,713,446
Cash surrender value of life insurance policies	1,247,938	1,242,648	1,229,169
Deferred tax assets, net	369,212	478,926	371,634
Accrued interest receivable and other assets	1,890,088	1,627,408	1,618,175
Total assets	$74,945,249	$73,130,851	$71,277,521

Liabilities and Stockholders' Equity:
Deposits:
Demand	$10,732,516	$11,410,063	$12,974,975
Health savings accounts	8,287,889	8,229,889	7,944,892
Interest-bearing checking	8,994,095	8,826,265	9,237,529
Money market	17,662,826	17,755,198	11,062,652
Savings	6,642,499	6,622,833	8,673,343
Certificates of deposit	5,574,048	5,150,139	2,729,332
Brokered certificates of deposit	2,890,411	2,337,380	1,431,617
Total deposits	60,784,284	60,331,767	54,054,340
Securities sold under agreements to repurchase and other borrowings	458,387	157,491	1,151,830
Federal Home Loan Bank advances	2,360,018	1,810,218	5,460,552
Long-term debt (1)	1,048,820	1,050,539	1,073,128
Accrued expenses and other liabilities	1,603,744	1,581,635	1,481,485
Total liabilities	66,255,253	64,931,650	63,221,335
Preferred stock	283,979	283,979	283,979
Common stockholders' equity	8,406,017	7,915,222	7,772,207
Total stockholders’ equity	8,689,996	8,199,201	8,056,186
Total liabilities and stockholders' equity	$74,945,249	$73,130,851	$71,277,521

(1)The classification of debt as long-term is based on the initial terms of greater than one year as of the date of issuance.

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three months ended December 31,		Twelve months ended December 31,
(In thousands, except per share data)	2023	2022	2023	2022
Interest income:
Interest and fees on loans and leases	$789,423	$642,784	$3,071,378	$1,946,558
Interest and dividends on investment securities	143,444	100,804	556,148	338,101
Loans held for sale	280	5	734	78
Total interest income	933,147	743,593	3,628,260	2,284,737
Interest expense:
Deposits	325,793	81,202	1,021,418	138,552
Borrowings	36,333	60,016	269,573	111,899
Total interest expense	362,126	141,218	1,290,991	250,451
Net interest income	571,021	602,375	2,337,269	2,034,286
Provision for credit losses	36,000	43,000	150,747	280,619
Net interest income after provision for loan and lease losses	535,021	559,375	2,186,522	1,753,667
Non-interest income:
Deposit service fees	37,459	48,453	169,318	198,472
Loan and lease related fees	21,362	25,632	84,861	102,987
Wealth and investment services	7,767	7,017	28,999	40,277
Mortgage banking activities	1,010	89	1,240	705
Cash surrender value of life insurance policies	6,587	6,543	26,228	29,237
(Loss) on sale of investment securities	(16,825)	(4,517)	(33,620)	(6,751)
Other income	6,455	18,962	37,311	75,856
Total non-interest income	63,815	102,179	314,337	440,783
Non-interest expense:
Compensation and benefits	184,914	177,979	711,752	723,620
Occupancy	18,478	20,174	77,520	113,899
Technology and equipment	46,486	44,202	197,928	186,384
Marketing	5,176	5,570	18,622	16,438
Professional and outside services	18,804	26,489	107,497	117,530
Intangible assets amortization	8,618	8,240	36,207	31,940
Deposit insurance	58,725	6,578	98,081	26,574
Other expenses	36,020	59,158	168,748	180,088
Total non-interest expense	377,221	348,390	1,416,355	1,396,473
Income before income taxes	221,615	313,164	1,084,504	797,977
Income tax expense	36,222	68,413	216,664	153,694
Net income	185,393	244,751	867,840	644,283
Preferred stock dividends	(4,163)	(4,163)	(16,650)	(15,919)
Net income available to common stockholders	$181,230	$240,588	$851,190	$628,364

Weighted-average common shares outstanding - Diluted	170,623	172,699	171,883	167,547

Earnings per common share:
Basic	$1.05	$1.38	$4.91	$3.72
Diluted	1.05	1.38	4.91	3.72

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Interest income:
Interest and fees on loans and leases	$789,423	$793,626	$771,973	$716,356	$642,784
Interest and dividends on investment securities	143,444	137,146	161,002	114,556	100,804
Loans held for sale	280	17	421	16	5
Total interest income	933,147	930,789	933,396	830,928	743,593
Interest expense:
Deposits	325,793	293,955	251,466	150,204	81,202
Borrowings	36,333	49,698	98,101	85,441	60,016
Total interest expense	362,126	343,653	349,567	235,645	141,218
Net interest income	571,021	587,136	583,829	595,283	602,375
Provision for credit losses	36,000	36,500	31,498	46,749	43,000
Net interest income after provision for loan and lease losses	535,021	550,636	552,331	548,534	559,375
Non-interest income:
Deposit service fees	37,459	41,005	45,418	45,436	48,453
Loan and lease related fees	21,362	19,966	20,528	23,005	25,632
Wealth and investment services	7,767	7,254	7,391	6,587	7,017
Mortgage banking activities	1,010	42	129	59	89
Cash surrender value of life insurance policies	6,587	6,620	6,293	6,728	6,543
(Loss) on sale of investment securities	(16,825)	—	(48)	(16,747)	(4,517)
Other income	6,455	15,495	9,663	5,698	18,962
Total non-interest income	63,815	90,382	89,374	70,766	102,179
Non-interest expense:
Compensation and benefits	184,914	180,333	173,305	173,200	177,979
Occupancy	18,478	18,617	20,254	20,171	20,174
Technology and equipment	46,486	55,261	51,815	44,366	44,202
Marketing	5,176	4,810	5,160	3,476	5,570
Professional and outside services	18,804	26,874	29,385	32,434	26,489
Intangible assets amortization	8,618	8,899	9,193	9,497	8,240
Deposit insurance	58,725	13,310	13,723	12,323	6,578
Other expenses	36,020	54,474	41,254	37,000	59,158
Total non-interest expense	377,221	362,578	344,089	332,467	348,390
Income before income taxes	221,615	278,440	297,616	286,833	313,164
Income tax expense	36,222	51,965	62,648	65,829	68,413
Net income	185,393	226,475	234,968	221,004	244,751
Preferred stock dividends	(4,163)	(4,162)	(4,162)	(4,163)	(4,163)
Net income available to common stockholders	$181,230	$222,313	$230,806	$216,841	$240,588

Weighted-average common shares outstanding - Diluted	170,623	171,350	172,803	172,883	172,699

Earnings per common share:
Basic	$1.05	$1.29	$1.32	$1.24	$1.38
Diluted	1.05	1.28	1.32	1.24	1.38

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended December 31,
		2023			2022
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$50,352,340	$800,679	6.24%	$48,574,865	$649,820	5.25%
Investment securities (1)	15,253,540	135,498	3.35	14,471,173	98,812	2.57
Federal Home Loan and Federal Reserve Bank stock	308,505	5,581	7.18	399,497	4,007	3.98
Interest-bearing deposits	649,104	8,939	5.39	516,930	4,940	3.74
Loans held for sale	7,130	280	n/m	2,964	5	0.73
Total interest-earning assets	66,570,619	$950,977	5.54%	63,965,429	$757,584	4.60%
Non-interest-earning assets	6,561,444			5,994,351
Total assets	$73,132,063			$69,959,780

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$11,067,121	$—	—%	$13,371,074	$—	—%
Health savings accounts	8,219,431	3,123	0.15	7,878,486	2,957	0.15
Interest-bearing checking, money market and savings	33,156,966	239,875	2.87	29,390,078	66,279	0.89
Certificates of deposit and brokered deposits	7,538,131	82,795	4.36	3,399,857	11,966	1.40
Total deposits	59,981,649	325,793	2.15	54,039,495	81,202	0.60

Securities sold under agreements to repurchase and other borrowings	221,437	1,162	2.05	1,237,132	9,183	2.90
Federal Home Loan Bank advances	1,815,493	25,659	5.53	4,241,042	41,523	3.83
Long-term debt (1)	1,049,655	9,512	3.73	1,073,960	9,310	3.58
Total borrowings	3,086,585	36,333	4.68	6,552,134	60,016	3.62
Total interest-bearing liabilities	63,068,234	$362,126	2.28%	60,591,629	$141,218	0.92%
Non-interest-bearing liabilities	1,751,031			1,407,251
Total liabilities	64,819,265			61,998,880

Preferred stock	283,979			283,979
Common stockholders' equity	8,028,819			7,676,921
Total stockholders' equity	8,312,798			7,960,900
Total liabilities and stockholders' equity	$73,132,063			$69,959,780
Tax-equivalent net interest income		588,851			616,366
Less: Tax-equivalent adjustments		(17,830)			(13,991)
Net interest income		$571,021			$602,375
Net interest margin			3.42%			3.74%

(1)For the purposes of average yield/rate and margin computations, unsettled trades on investment securities, unrealized gains (losses) on available-for-sale investment securities, and basis adjustments on long-term debt from de-designated fair value hedges are excluded.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Twelve Months Ended December 31,
		2023			2022
(Dollars in thousands)	Average Balance	Interest	Yield/Rate	Average balance	Interest	Yield/Rate
Assets:
Interest-earning assets:
Loans and leases	$50,637,569	$3,113,709	6.15%	$43,751,112	$1,967,761	4.50%
Investment securities (1)	14,839,744	477,496	3.06	14,528,722	345,600	2.31
Federal Home Loan and Federal Reserve Bank stock	408,673	24,785	6.06	289,595	8,775	3.03
Interest-bearing deposits	1,564,255	80,475	5.14	596,912	9,651	1.62
Loans held for sale	28,710	734	2.56	9,842	78	0.80
Total interest-earning assets	67,478,951	$3,697,199	5.42%	59,176,183	$2,331,865	3.91%
Non-interest-earning assets	6,344,931			5,586,025
Total assets	$73,823,882			$64,762,208

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Demand deposits	$11,596,949	$—	—%	$12,912,894	$—	—%
Health savings accounts	8,249,332	12,366	0.15	7,826,576	6,315	0.08
Interest-bearing checking, money market and savings	31,874,457	756,521	2.37	28,266,128	115,271	0.41
Certificates of deposit and brokered deposits	6,531,610	252,531	3.87	2,838,502	16,966	0.60
Total deposits	58,252,348	1,021,418	1.75	51,844,100	138,552	0.27

Securities sold under agreements to repurchase and other borrowings	378,171	9,102	2.41	1,064,551	19,059	1.79
Federal Home Loan Bank advances	4,275,394	222,537	5.21	1,965,577	58,557	2.98
Long-term debt (1)	1,058,621	37,934	3.69	1,031,446	34,283	3.44
Total borrowings	5,712,186	269,573	4.74	4,061,574	111,899	2.78
Total interest-bearing liabilities	63,964,534	$1,290,991	2.02%	55,905,674	$250,451	0.45%
Non-interest-bearing liabilities	1,535,393			1,135,046
Total liabilities	65,499,927			57,040,720

Preferred stock	283,979			272,179
Common stockholders' equity	8,039,976			7,449,309
Total stockholders' equity	8,323,955			7,721,488
Total liabilities and stockholders' equity	$73,823,882			$64,762,208
Tax-equivalent net interest income		2,406,208			2,081,414
Less: Tax-equivalent adjustments		(68,939)			(47,128)
Net interest income		$2,337,269			$2,034,286
Net interest margin			3.52%			3.49%

(1)For the purposes of average yield/rate and margin computations, unsettled trades on investment securities, unrealized gains (losses) on available-for-sale investment securities, and basis adjustments on long-term debt from de-designated fair value hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loans and Leases (unaudited)
(Dollars in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Loans and leases (actual):
Commercial non-mortgage	$18,214,261	$18,058,524	$19,499,160	$19,014,810	$18,663,164
Asset-based lending	1,557,841	1,632,962	1,718,251	1,760,527	1,821,642
Commercial real estate	21,157,732	20,583,254	20,661,071	20,513,738	19,619,145
Residential mortgages	8,227,923	8,228,451	8,140,182	8,001,563	7,963,420
Consumer	1,568,295	1,584,955	1,607,384	1,635,885	1,697,055
Loans and leases	50,726,052	50,088,146	51,626,048	50,926,523	49,764,426
Allowance for credit losses on loans and leases	(635,737)	(635,438)	(628,911)	(613,914)	(594,741)
Loans and leases, net	$50,090,315	$49,452,708	$50,997,137	$50,312,609	$49,169,685

Loans and leases (average):
Commercial non-mortgage	$18,181,417	$18,839,776	$19,220,435	$18,670,917	$18,024,771
Asset-based lending	1,588,350	1,663,481	1,756,051	1,790,992	1,780,874
Commercial real estate	20,764,834	20,614,334	20,518,355	19,970,326	19,234,292
Residential mortgages	8,240,390	8,200,938	8,067,349	7,995,327	7,819,415
Consumer	1,577,349	1,593,659	1,622,525	1,667,630	1,715,513
Loans and leases	$50,352,340	$50,912,188	$51,184,715	$50,095,192	$48,574,865

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Nonperforming loans and leases:
Commercial non-mortgage	$134,617	$121,067	$109,279	$86,537	$89,416
Asset-based lending	35,090	10,350	9,450	9,450	20,046
Commercial real estate	11,314	31,004	47,972	35,832	41,580
Residential mortgages	5,591	27,312	26,751	25,096	25,613
Consumer	22,932	25,320	25,417	28,105	27,136
Total nonperforming loans and leases	$209,544	$215,053	$218,869	$185,020	$203,791

Other real estate owned and repossessed assets:
Commercial non-mortgage	$8,954	$2,687	$2,152	$153	$78
Residential mortgages	—	662	662	662	2,024
Consumer	102	—	532	716	243
Total other real estate owned and repossessed assets	$9,056	$3,349	$3,346	$1,531	$2,345
Total nonperforming assets	$218,600	$218,402	$222,215	$186,551	$206,136

Past due 30-89 days:
Commercial non-mortgage	$7,071	$38,875	$32,074	$9,645	$20,248
Asset-based lending	—	—	—	—	5,921
Commercial real estate	9,002	3,491	1,970	17,115	26,147
Residential mortgages	21,047	16,208	10,583	10,710	11,385
Consumer	9,417	12,016	6,718	6,110	9,194
Total past due 30-89 days	$46,537	$70,590	$51,345	$43,580	$72,895
Past due 90 days or more and accruing	52	138	29	602	770
Total past due loans and leases	$46,589	$70,728	$51,374	$44,182	$73,665

Five Quarter Changes in the Allowance for Credit Losses on Loans and Leases (unaudited)
	For the Three Months Ended
(Dollars in thousands)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
ACL on loans and leases, beginning balance	$635,438	$628,911	$613,914	$594,741	$574,325
Adoption of ASU No. 2022-02	—	—	—	5,873	—
Provision	34,300	35,839	35,249	37,821	40,649
Charge-offs:
Commercial portfolio	28,794	27,360	21,945	26,410	21,499
Consumer portfolio	6,878	3,642	1,085	1,098	1,193
Total charge-offs	35,672	31,002	23,030	27,508	22,692
Recoveries:
Commercial portfolio	396	292	1,024	1,574	895
Consumer portfolio	1,275	1,398	1,754	1,413	1,564
Total recoveries	1,671	1,690	2,778	2,987	2,459
Total net charge-offs	34,001	29,312	20,252	24,521	20,233
ACL on loans and leases, ending balance	$635,737	$635,438	$628,911	$613,914	$594,741
ACL on unfunded loan commitments, ending balance	24,734	23,040	22,366	26,051	27,707
Total ACL, ending balance	$660,471	$658,478	$651,277	$639,965	$622,448

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
Webster evaluates its business based on certain ratios that utilize non-GAAP financial measures. Webster believes the use of these non-GAAP financial measures provides additional clarity in assessing the operating results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which represents the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. The return on average tangible common stockholders' equity (ROATCE) represents net income available to common stockholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average stockholders’ equity less average preferred stock and average goodwill and net intangible assets. The tangible equity ratio represents stockholders’ equity less goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. The tangible common equity ratio represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by total assets less goodwill and net intangible assets. Tangible book value per common share represents stockholders’ equity less preferred stock and goodwill and net intangible assets divided by common shares outstanding at the end of the period. Core deposits reflect total deposits less certificates of deposit and brokered certificates of deposit. Adjusted pre-tax net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS), adjusted ROATCE, and adjusted return on average assets (ROAA) are calculated excluding a FDIC special assessment, merger related expense, and loss on sale of investment securities, each of which have been tax-effected.
See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Efficiency ratio:
Non-interest expense	$377,221	$362,578	$344,089	$332,467	$348,390
Less: Foreclosed property activity	(96)	(492)	(432)	(262)	(80)
Intangible assets amortization	8,618	8,899	9,193	9,497	8,240
Operating lease depreciation	900	1,146	1,639	1,884	2,021
FDIC special assessment	47,164	—	—	—	—
Merger related expense	30,679	61,625	40,840	29,373	45,790
Strategic initiatives	—	—	—	—	143
Non-interest expense	$289,956	$291,400	$292,849	$291,975	$292,276
Net interest income	$571,021	$587,136	$583,829	$595,283	$602,375
Add: Tax-equivalent adjustment	17,830	17,906	17,292	15,911	13,991
Non-interest income	63,815	90,382	89,374	70,766	102,179
Other income (1)	5,099	3,614	5,035	4,311	4,814
Less: Operating lease depreciation	900	1,146	1,639	1,884	2,021
(Loss) on sale of investment securities	(16,825)	—	(48)	(16,747)	(4,517)
Income	$673,690	$697,892	$693,939	$701,134	$725,855
Efficiency ratio	43.04%	41.75%	42.20%	41.64%	40.27%

ROATCE:
Net income	$185,393	$226,475	$234,968	$221,004	$244,751
Less: Preferred stock dividends	4,163	4,162	4,162	4,163	4,163
Add: Intangible assets amortization, tax-effected	6,808	7,030	7,262	7,503	6,510
Adjusted income	$188,038	$229,343	$238,068	$224,344	$247,098
Adjusted income, annualized basis	$752,152	$917,372	$952,272	$897,376	$988,392
Average stockholders' equity	$8,312,798	$8,370,469	$8,395,298	$8,215,676	$7,960,900
Less: Average preferred stock	283,979	283,979	283,979	283,979	283,979
Average goodwill and other intangible assets, net	2,838,770	2,847,560	2,856,581	2,849,673	2,716,981
Average tangible common stockholders' equity	$5,190,049	$5,238,930	$5,254,738	$5,082,024	$4,959,940
Return on average tangible common stockholders' equity	14.49%	17.51%	18.12%	17.66%	19.93%
(1)Other income includes the taxable equivalent of net income generated from low income housing tax-credit investments.

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued)

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Tangible equity:
Stockholders' equity	$8,689,996	$8,199,201	$8,279,726	$8,294,294	$8,056,186
Less: Goodwill and other intangible assets, net	2,834,600	2,843,217	2,852,117	2,861,310	2,713,446
Tangible stockholders' equity	$5,855,396	$5,355,984	$5,427,609	$5,432,984	$5,342,740
Total assets	$74,945,249	$73,130,851	$74,038,243	$74,844,395	$71,277,521
Less: Goodwill and other intangible assets, net	2,834,600	2,843,217	2,852,117	2,861,310	2,713,446
Tangible assets	$72,110,649	$70,287,634	$71,186,126	$71,983,085	$68,564,075
Tangible equity	8.12%	7.62%	7.62%	7.55%	7.79%

Tangible common equity:
Tangible stockholders' equity	$5,855,396	$5,355,984	$5,427,609	$5,432,984	$5,342,740
Less: Preferred stock	283,979	283,979	283,979	283,979	283,979
Tangible common stockholders' equity	$5,571,417	$5,072,005	$5,143,630	$5,149,005	$5,058,761
Tangible assets	$72,110,649	$70,287,634	$71,186,126	$71,983,085	$68,564,075
Tangible common equity	7.73%	7.22%	7.23%	7.15%	7.38%

Tangible book value per common share:
Tangible common stockholders' equity	$5,571,417	$5,072,005	$5,143,630	$5,149,005	$5,058,761
Common shares outstanding	172,022	172,056	173,261	174,712	174,008
Tangible book value per common share	$32.39	$29.48	$29.69	$29.47	$29.07

Core deposits:
Total deposits	$60,784,284	$60,331,767	$58,747,532	$55,297,479	$54,054,340
Less: Certificates of deposit	5,574,048	5,150,139	4,743,204	3,855,406	2,729,332
Brokered certificates of deposit	2,890,411	2,337,380	2,542,854	674,373	1,431,617
Core deposits	$52,319,825	$52,844,248	$51,461,474	$50,767,700	$49,893,391

Three months ended December 31, 2023
Adjusted ROATCE:
Net income	$185,393
Less: Preferred stock dividends	4,163
Add: Intangible assets amortization, tax-effected	6,808
FDIC special assessment, tax-effected	34,509
Merger related expense, tax-effected	22,447
Loss on sale of investment securities, tax-effected	12,310
Adjusted income	$257,304
Adjusted income, annualized basis	$1,029,216
Average stockholders' equity	$8,312,798
Less: Average preferred stock	283,979
Average goodwill and other intangible assets, net	2,838,770
Average tangible common stockholders' equity	$5,190,049
Adjusted return on average tangible common stockholders' equity	19.83%

Adjusted ROAA:
Net income	$185,393
Add: FDIC special assessment, tax-effected	34,509
Merger related expense, tax-effected	22,447
Loss on sale of investment securities, tax-effected	12,310
Adjusted income	$254,659
Adjusted income, annualized basis	$1,018,636
Average assets	$73,132,063
Adjusted return on average assets	1.39%

GAAP to adjusted reconciliation:
	Three months ended December 31, 2023
(In millions, except per share data)	Pre-Tax Income	Net Income Available to Common Stockholders	Diluted EPS
Reported (GAAP)	$221.6	$181.2	$1.05
FDIC special assessment	47.2	34.5	0.21
Merger related expense	30.7	22.5	0.13
Loss on sale of investment securities	16.8	12.3	0.07
Adjusted (non-GAAP)	$316.3	$250.5	$1.46